LETTER OF TRANSMITTAL

Regarding
Units of Limited Liability Company Interests
in

ROCHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND LLC

Tendered Pursuant to the Offer to Purchase
Dated August 29, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY THE FUND BY, 5:00 P.M. EASTERN TIME, ON
SEPTEMBER 26, 2012, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL
AND RETURN BY HAND DELIVERY OR BY MAIL OR FAX TO:

ROCHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND LLC
c/o Rochdale Investment Management
570 Lexington Avenue
NY NY 10022

Phone: (800) 245-9888
Fax: (212) 702 3526

Ladies and Gentlemen:

The undersigned hereby tenders to Rochdale Core Alternative Strategies Master Fund LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), the units of limited liability company interest in the Fund or portion thereof (the “Units”) held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase, dated August 29, 2012, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”).

The tender is subject to all the terms and conditions set forth in the Offer, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by the Fund, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units or a portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units or portions thereof in the Fund tendered hereby.

The initial payment of the purchase price for the Units or portions thereof tendered by the undersigned will be made on behalf of the Fund by check or wire transfer to the account identified by the undersigned below, as described in Section 6 of the Offer to Purchase. (Any payment in the form of securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund.)

The undersigned recognizes that the amount of the purchase price for Units will be based on the unaudited net asset value of the Fund as of December 31, 2012, subject to an extension of the Offer to Purchase as described in Section 7 of the Offer to Purchase. The contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements for its fiscal year ending March 31, 2013 which is anticipated to be in June 2013.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

A completed Letter of Transmittal should be sent to the Fund by hand delivery, fax or mail. If replying by fax, the completed Letter of Transmittal should be faxed to (212) 702-3526 and the original Letter should then be promptly mailed to the Fund at the address below. If replying by mail, place the completed Letter of Transmittal in the enclosed pre-paid envelope and send to:

ROHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND LLC
c/o Rochdale Investment Management
570 Lexington Avenue
NY NY 10022

FOR ADDITIONAL INFORMATION:
Phone: (800) 245-9888

PART 1.
NAME AND ADDRESS

Member Name: ____________________________________________________________

Address: _________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

Social Security No. or Taxpayer Identification No.: ______________________

Telephone Number: _________________________________

PART 2.	AMOUNT OF LIMITED LIABILITY COMPANY UNITS IN THE FUND BEING TENDERED:

☐The undersigned’s entire limited liability company Units.

☐A portion of the undersigned’s limited liability company Units expressed as a specific dollar value:*
$

☐A portion of the undersigned’s limited liability company Units expressed as a percentage of the undersigned’s limited liability company Units:*
___ %

*  A minimum investment with a value greater than $25,000 must be maintained in the Fund (the “Required Minimum Balance”). The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.
PAYMENT

The undersigned wishes to receive payment by (check the appropriate box):

☐        Check (all payments will be mailed to your address as reflected in the Fund’s records)

☐        Wire transfer (the information below must be completed)

Bank Name: _______________________________________________________

ABA Routing Number:_______________________________________________

Credit to: __________________________________________________________

Account Number: ___________________________________________________

For further credit to: _________________________________________________

Name(s) on the Account: _____________________________________________

Account Number: ___________________________________________________

PROMISSORY NOTE

A promissory note reflecting both the initial payment and the post-audit payment portion of the purchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

SIGNATURE PAGE FOLLOWS

PART 4. SIGNATURE(S)

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR ALL OTHER INVESTORS:

Signature	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)	(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)

[Missing Graphic Reference]

Print Name of Investor	Print Name of Investor

Joint Tenant Signature if necessary	Print Name and Title of Signatory
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)
Co-signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)
Print Name of Joint Tenant

Print Name and Title of Co-signatory

Date: